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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ---------------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 19, 2001
(April 17, 2001)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                    0-29782                    58-2398004
     (State of             (Commission File No.)          (I.R.S. Employer
   Incorporation)                                          Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)











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ITEM 5.    OTHER EVENTS.

         As of April 17, 2001, World Access is delinquent in filing its Annual Report on Form 10-K for the year ended December 31, 2000 (the "Form 10-K"). On April 2, 2001, the Company filed a Notification of Late Filing on Form 12b-25 relating to the Form 10-K, but was unable to file the Form 10-K within 15 days thereafter primarily because of the time and effort of members of the Company's financial and legal management team and the Company's auditors that has been required as a result of, and valuation issues resulting from, the involuntary bankruptcy petition filed against the Company on April 4, 2001 by three holders of the Company's 13.25% Senior Notes due 2008 (the "Notes"), the resulting negotiations with the holders of the Notes and the negotiations between TelDafax AG and Deutsche Telekom AG, each of which has recently been reported by the Company through press releases and other Current Reports on Form 8-K. Because of the failure to file, the Company does not meet the "adequate current public information" requirement contained in Rule 144(c) promulgated under the Securities Act of 1933, as amended, and the Company's stockholders may not rely on Rules 144 or 145 for the resale of restricted securities. In addition, selling security holders may no longer utilize the Company's registration statements on Form S-3 (Registration Nos. 333-79097, 333-33638, and 333-52092) for the resale of the restricted securities referenced therein.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                            WORLD ACCESS, INC.



Date:  April 19, 2001               By:    /S/ Bryan D. Yokley
                                        --------------------------------------
                                               Bryan D. Yokley
                                               Executive Vice President and
                                               Chief Financial Officer